Exhibit 10.1


                                                              EXECUTION COPY











                          AGREEMENT AND PLAN OF MERGER


                                      among


                              FMFG OWNERSHIP, INC.,


                            FMFG ACQUISITIONCO, INC.,


                                       and

                          FIRST MONTAUK FINANCIAL CORP.




                             Dated as of May 5, 2006


                                                       TABLE OF CONTENTS

                                                                                                              Page

4846-7790-1056.5/i
                                                           ARTICLE I

                                                           THE MERGER

Section 1.01.         The Merger.................................................................................1
Section 1.02.         Closing....................................................................................1
Section 1.03.         Effective Time.............................................................................1
Section 1.04.         Effects of the Merger......................................................................2
Section 1.05.         Certificate of Incorporation and Bylaws of the Surviving Corporation.......................2
Section 1.06.         Directors..................................................................................2
Section 1.07.         Officers...................................................................................2

                                                          ARTICLE II

                                             CONVERSION OF SHARES; PAYMENT FOR SHARES

Section 2.01.         Effect on Stock............................................................................2
Section 2.02.         Company Stock Options and Warrants.........................................................3
Section 2.03.         Payment for Shares.........................................................................4


                                                         ARTICLE III

                                          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.01.         Organization, Qualification, Etc...........................................................6
Section 3.02.         Capital Stock..............................................................................7
Section 3.03.         Corporate Authority Relative to This Agreement; No Violation...............................7
Section 3.04.         Reports and Financial Statements...........................................................8
Section 3.05.         No Undisclosed Material Liabilities.......................................................10
Section 3.06.         Leases....................................................................................10
Section 3.07.         No Violation of Law; Lawful Operations....................................................10
Section 3.08.         Environmental Laws and Regulations........................................................10
Section 3.09.         Employee Benefit Plans....................................................................11
Section 3.10.         Absence of Certain Changes or Events......................................................13
Section 3.11.         Title.....................................................................................13
Section 3.12.         Investigations; Litigation................................................................13
Section 3.13.         Governmental Licenses.....................................................................13
Section 3.14.         Tax Matters...............................................................................15
Section 3.15.         Opinion of Financial Advisor..............................................................17
Section 3.16.         Material Contracts........................................................................17
Section 3.17.         Intellectual Property Rights..............................................................17
Section 3.18.         Finders or Brokers........................................................................18

                                                        ARTICLE IV

                                  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Section 4.01.         Organization, Qualification, Etc..........................................................18
Section 4.02.         Corporate Authority Relative to This Agreement; No Violation..............................18

                                                       ARTICLE V

                                               COVENANTS OF THE COMPANY

Section 5.01.         Investigation and Access to Information...................................................19
Section 5.02.         Additional Reports and Information........................................................20
Section 5.03.         Conduct of Business by the Company........................................................20
Section 5.04.         No Solicitation...........................................................................22
Section 5.05.         Change of Control Provisions..............................................................24
Section 5.06.         Company Stock Outstanding.................................................................24
Section 5.07.         Company Recommendation of Approval........................................................24

                                                       ARTICLE VI

                                                  ADDITIONAL AGREEMENTS

Section 6.01.         Antitakeover Statute......................................................................24
Section 6.02.         Public Announcements......................................................................25
Section 6.03.         Notices of Certain Events.................................................................25
Section 6.04.         Delisting.................................................................................25
Section 6.05.         Stockholder Approval; Proxy Solicitation; Other Filings...................................25
Section 6.06.         Efforts To Consummate; Further Assurances.................................................27
Section 6.07.         Updating of Schedules.....................................................................27



                                                      ARTICLE VII

                                               CONDITIONS TO THE MERGER

Section 7.01.         Conditions to the Obligation of Parent and Merger Sub.....................................28
Section 7.02.         Conditions to the Obligation of the Company...............................................31

                                                    ARTICLE VIII

                                                    TERMINATION

Section 8.01.         Termination or Abandonment................................................................32
Section 8.02.         Parent Termination Fee and Expenses.......................................................33
Section 8.03.         Company Termination Fee and Expenses......................................................34

                                                     ARTICLE IX

                                            SURVIVAL AND INDEMNIFICATION

Section 9.01.         No Survival of Representations, Warranties, Covenants and Agreements......................34
Section 9.02.         Indemnification and Insurance.............................................................34

                                                     ARTICLE X

                                                   MISCELLANEOUS

Section 10.01.        Counterparts; Effectiveness...............................................................35
Section 10.02.        Governing Law.............................................................................36
Section 10.03.        Jurisdiction..............................................................................36
Section 10.04.        Notices...................................................................................36
Section 10.05.        Assignment; Binding Effect................................................................37
Section 10.06.        Severability..............................................................................37
Section 10.07.        Enforcement of Agreement..................................................................37
Section 10.08.        Entire Agreement; No Third-Party Beneficiaries............................................37
Section 10.09.        Headings..................................................................................37
Section 10.10.        Fees and Expenses.........................................................................37
Section 10.11.        Amendment or Supplement...................................................................38
Section 10.12.        Extension of Time, Waiver, Etc............................................................38

                                                  ARTICLE XI

                                                  DEFINITIONS

Section 11.01.        Definitions...............................................................................38
Section 11.02.        Generally Accepted Accounting Principles..................................................43
Section 11.03.        Construction..............................................................................43


EXHIBIT A              FORM OF PAYING AGENT AGREEMENT
EXHIBIT B              OPINION OF COMPANY COUNSEL
EXHIBIT C              FORM OF VOTING AGREEMENTS
EXHIBIT D              KEY EXECUTIVES
EXHIBIT E              OPINION OF PARENT'S COUNSEL


ANNEX I                DISCLOSURE SCHEDULES


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                                                       ii

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into effective as of May 5, 2006 among FMFG OWNERSHIP, INC., a Delaware corporation ("Parent"), FMFG ACQUISITIONCO, INC., a New Jersey corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and FIRST MONTAUK FINANCIAL CORP., a New Jersey corporation (the "Company").

                              W I T N E S S E T H :

         WHEREAS, the respective managing members and boards of directors of Parent, Merger Sub and the Company have approved the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the respective managing member or board of directors of Parent, Merger Sub and the Company have approved and declared the advisability of this Agreement and the merger of the Merger Sub with and into the Company (the "Merger") in accordance with the New Jersey Corporation Act (the "NJCA") and upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

                                   ARTICLE I

                                   THE MERGER

Section 1.01. ....The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the NJCA, the Company shall be merged with and into the Merger Sub at the Effective Time of the Merger. Following the Merger, the separate corporate existence of the Company shall cease, and the Merger Sub shall continue as the surviving corporation (the "Surviving Corporation") under the name First Montauk Financial Corp., and as a wholly owned subsidiary of Parent.

Section 1.02. ....Closing. Unless this Agreement shall have been terminated pursuant to Section 8.01, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date") that shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VII at the offices of the Company unless another time, date or place is agreed to in writing by the parties hereto.

Section 1.03. ....Effective Time. On the Closing Date, the parties shall execute and file in the office of the Secretary of State of the State of New Jersey a certificate of merger (the "Certificate of Merger") executed in accordance with the NJCA and shall make all such other filings or recordings as may be required. The Merger shall become effective at the time of filing of the Certificate of Merger, or at such later time as is agreed upon by the parties hereto and set forth therein (such time as the Merger becomes effective is referred to herein as the "Effective Time").

Section 1.04. ....Effects of the Merger.  The Merger shall have the effects set forth in applicable provisions of the NJCA.

Section 1.05. ....Certificate of Incorporation and Bylaws of the Surviving
Corporation.

(a) The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall become the certificate of incorporation of the Surviving Corporation after the Effective Time, until thereafter amended as provided by the NJCA and such certificate of incorporation.

(b) The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation after the Effective Time, until thereafter amended as provided by the NJCA, the certificate of incorporation of the Surviving Corporation and such bylaws.

Section 1.06. Directors. The board of directors of Merger Sub immediately prior to the Effective Time shall become the board of directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

Section 1.07. Officers. The officers of Merger Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly appointed and qualified.

                                   ARTICLE II

                    CONVERSION OF SHARES; PAYMENT FOR SHARES

Section 2.01. Effect on Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any securities of the Company, Parent or Merger Sub:

(a) Each share of common stock, no par value (the "Common Stock"), each share of Series A Convertible Preferred Stock, $.10 par value per share (the "Series A Convertible Preferred Stock") and each share of Series B Convertible Preferred Stock, $.10 par value per share (the "Series B
     Convertible  Preferred  Stock") of the  Company  (collectively,  the Common
     Stock, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock are sometimes hereinafter referred to as the "Company Stock") that is, immediately prior to the Effective Time, authorized but unissued (even if reserved), held in the Company's treasury or by any of the Company's direct or indirect wholly owned subsidiaries immediately prior to the Effective Time, and each share of Company Stock that is owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent (collectively, the "Excluded Shares") shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b) Subject to Section 5.06 and Section 10.10, each issued and outstanding share of Company Stock (other than shares to be cancelled in accordance with Section 2.01(a) and Dissenting Shares) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive in cash per share payable to the holder thereof, without interest thereon (the "Merger Consideration"), upon surrender and exchange of the certificate representing such share of Company Stock the following amounts: (i) each share of Common Stock, $1.00; (ii) each share of Series A Convertible Preferred Stock, $2.00; and (iii) each share of Series B Convertible
     Preferred Stock, $10.00; provided however, that the maximum aggregate amount of Merger Consideration including the Option Amount (defined in Section 2.02) shall not exceed $22,900,000. As of the Effective Time, all such shares of Company Stock shall no longer be outstanding, shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive Merger Consideration.

(c) Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Stock that is issued and outstanding immediately prior to the Effective Time and the holder of which (i) has not voted in favor of the Merger, (ii) has filed a written notice of dissent and has made written demand for the payment of the fair value of shares pursuant to and in accordance with Section 14A:11-2 of the NJCA and (iii) has not effectively withdrawn or lost such right to receive payment of the fair value of shares (a "Dissenting Share") shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.01(b). The holder thereof shall instead be entitled to receive payment of the appraised value of such shares of Company Stock held by them in accordance with the provisions of Section 14A:11-3 of the NJCA; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the NJCA, shall be deemed to be converted into, as of the Effective Time, the right to receive the Merger Consideration pursuant to Section 2.01(b). The Company shall give Parent prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the NJCA relating to the appraisal process received by the Company. Notwithstanding anything to the contrary in this
     Section 2.01(c), if (A) the Merger is rescinded or abandoned or (B) the stockholders of the Company revoke the authority to effect the Merger, the right of any stockholder of the Company to be paid the fair value of such stockholder's Dissenting Shares pursuant to the NJCA shall cease.

(d) Each issued and outstanding share of common stock, par value $0.001 per share, of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

Section 2.02. Company Stock Options and Warrants. Each holder of an Option outstanding under the 1992 Non-Executive Director Stock Option Plan, as amended, the 2002 Non-Executive Director Stock Option Plan, the 1992 Incentive Stock Option Plan, as amended, the Second Amended and Restated 2002 Incentive Stock Option Plan and/or the 1996 Senior Management Incentive Plan as amended (collectively, the "Option Plans") and each holder of a warrant ("Warrant") to acquire a share of the Company's Common Stock, shall, if such Option or Warrant is exercisable as of the Effective Date (collectively an Option and a Warrant are referred to as a "Vested Option"), be converted into the right to receive an amount in cash (the "Option Amount") equal to the Merger Consideration less the exercise price therefor. As promptly as practicable following the Effective Time, the Surviving Corporation shall pay to each holder of one or more options the applicable Option Amount (less any applicable withholding taxes). On the Closing Date, the Surviving Corporation shall deposit in a bank account not within the Company's control an amount of cash equal to the aggregate payments to be made pursuant to the prior sentence together with instructions that such cash be promptly distributed following the Effective Time to the holders of such options in accordance with this Section.

Section 2.03.     Payment for Shares.

(a) Escrow of Deposit. Within two (2) business days after the execution of this Agreement, Parent shall pay to Signature Bank, NA (the "Escrow Agent") the sum of $2,000,000 (the "Merger Consideration Deposit") to be held in Escrow pursuant to the terms of the agreement between Company, Parent and Merger Sub (the "Escrow Agreement"). The Escrow Agreement shall provide that so long as no default exists under the terms of this Agreement, on the Closing Date, the Escrow Agent shall transfer the Merger Consideration Deposit to the Paying Agent. The Escrow Agreement shall further provide that if this Agreement is terminated by Parent or Merger Sub for any reason other than pursuant to Section 8.01, then the Escrow Agent shall pay the Merger Consideration Deposit Amount to the Company in immediately available funds on the second business day following such termination of this Agreement.

(b)  Paying Agent. Prior to the Effective Time;

(i) Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for payment of the Merger Consideration;

(ii) Parent shall deposit or cause to be deposited with the Paying Agent a cash amount equal to the aggregate Merger Consideration, less the Merger Consideration Deposit, to which holders of shares of Company Stock shall be entitled upon consummation of the Merger; and

(iii) the Escrow Agent shall deposit the Merger Consideration Deposit with the Paying Agent.

         The amount deposited with the Paying Agent pursuant to subsection
         (b)(ii) and (b)(iii) shall be held for the benefit of and distributed to such holders in accordance with this Section and the Paying Agent Agreement substantially in the form of Exhibit A. The Paying Agent shall agree to hold such funds (such funds, together with earnings thereon, being referred to herein as the "Payment Fund") for delivery as contemplated by this Section. If for any reason (including losses) the Payment Fund is inadequate to pay the cash amounts to which holders of shares of Company Stock shall be entitled, Parent shall in any event remain liable, and shall make available to the Surviving Corporation additional funds, for the payment thereof. The Paying Agent shall, pursuant to irrevocable instructions, pay the aggregate Merger Consideration out of the Payment Fund, and the Payment Fund shall not be used for any other purpose.

(c) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate whose shares are converted pursuant to Section 2.01(b) into the right to receive the Merger Consideration per share of Company Stock represented thereby (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and
     (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration per share of Company Stock represented thereby. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor cash equal to the Merger Consideration per share multiplied by the number of shares of Company Stock formerly represented by such Certificate, which such holder has the right to receive pursuant to the provisions of this Article II, payable by check and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Company Stock that is not registered in the transfer records of the Company, a check representing the Merger Consideration per share of Company Stock represented thereby may be issued to a transferee if the Certificate representing such Company Stock is presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.03(b), each Certificate (other than for Dissenting Shares and Excluded Shares) shall be deemed at all times after the Effective Time and for all corporate purposes of the Surviving Corporation, to represent only the right to receive upon such surrender the Merger Consideration per share of Company Stock represented thereby as contemplated by this Article II, including as limited by paragraphs (c), (e) and (h) below.

(d) No Further Ownership Rights in Company Stock; Stock Transfer Books. All cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed payment in full satisfaction of all rights pertaining to the shares of Company Stock theretofore represented by such Certificates. After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled against delivery of the Merger Consideration per share of Company Stock theretofore represented by such Certificate, except as otherwise provided by law.

(e) Termination of Payment Fund. Any portion of the Payment Fund remaining undistributed to the holders of the Certificates six months after the Effective Time shall be delivered to Surviving Corporation upon demand, and any holders of the Certificates who have not theretofore complied with this
     Article II shall thereafter look only to Surviving Corporation for payment of their claim for Merger Consideration.

(f) No Liability. Neither the Company, Parent, Merger Sub, the Surviving Corporation nor the Paying Agent shall be liable to any person with respect to cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Investment of Exchange Fund. The Paying Agent shall invest all cash included in the Payment Fund as directed by Parent. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

(h) Lost Certificates. For any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required in the sole discretion of the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue the applicable Merger Consideration in exchange for such lost, stolen or destroyed Certificate.

(i) Withholding Rights. Each of the Paying Agent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Stock such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding was made.

(j) Adjustment of Merger Consideration. If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Company Stock shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Merger Consideration shall be appropriately adjusted so that the aggregate amount payable pursuant to this Agreement shall not have increased or decreased as a result of such adjustment.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company and each of its Subsidiaries hereby jointly and severally represent and warrant, each with respect to itself and with respect to the others, to Parent that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III and except as set forth in the Disclosure Schedules as updated as of the Closing Date pursuant to Section 6.07). The Disclosure Schedules in Annex I will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III.

Section 3.01.     Organization, Qualification, Etc.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Copies of the Company's certificate of incorporation and bylaws have been delivered to Parent and are complete and correct and in full force and effect.

(b) The Company conducts certain of its operations through the subsidiary corporations set forth on Schedule 3.01 (collectively, the "Subsidiaries"). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of incorporation and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Copies of each Subsidiary's certificate of incorporation and bylaws have been delivered to Parent and are complete and correct and in full force and effect. The Company owns
     100% of the issued and outstanding capital stock of each of the Subsidiaries, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, security interests, options, warrants, purchase rights, contracts, commitments and equities claims and demands. The Company does not control, directly or indirectly, and does not have any direct or indirect equity participation in any other corporation, partnership, trust or other business association.

Section 3.02.     Capital Stock.

(a) The authorized stock of the Company consists of 60,000,000 shares of Common Stock, no par value, and 5,000,000 shares of Preferred Stock, $.10 par value per share. As of the date of this Agreement, 16,044,793 shares of Common Stock, 305,369 shares of Series A Convertible Preferred Stock and 197,824 shares of Series B Convertible Preferred Stock have been issued. Except as disclosed in Disclosure Schedule 3.02(a), as of the date of this Agreement, no shares of Company Stock were held in the treasury of the Company. All of the issued and outstanding shares of Company Stock have been duly authorized for issuance and were validly issued and are fully paid and nonassessable.

(b) Other than Options for 2,323,402 shares of Common Stock granted pursuant to the Company Option Plans and the Company's Warrants to purchase 464,724 shares of Common Stock, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and$1,220,000 of Convertible Debentures, there are no outstanding subscriptions, options, warrants, convertible securities, conversion rights, preemptive or other rights or other arrangements or commitments obligating the Company to issue any shares of its stock. The Company has no outstanding stock appreciation, phantom stock or similar rights. The Company has no obligation, contingent or otherwise, to reacquire any shares of the Company Stock.

(c) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote are issued or outstanding.

Section 3.03.     Corporate Authority Relative to This Agreement; No Violation.

(a) The Company has the corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of (i) Common Stock and Series B Convertible Preferred Stock voting together, (ii) the Series A Convertible Preferred Stock voting separately as a class, and (iii) the Series B Convertible Preferred Stock voting separately as a class (collectively such votes are referred to as the "Stockholder Approval"), to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company. No other corporate proceedings on the part of the Company, other than obtaining Stockholder Approval in accordance with the NJCA, the certificate of incorporation and the bylaws of the Company, are necessary to authorize the consummation of the transactions contemplated hereby on behalf of the Company. This Agreement has been duly and validly executed and delivered by the Company and, subject to Stockholder Approval and approval by the NASD and any other required Governmental Authorities, and assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(b) The board of directors of the Company has determined that the transactions contemplated by this Agreement are in the best interests of the Company and its stockholders and has declared the advisability of this Agreement and will recommend to such stockholders that they approve and adopt this Agreement. Based on the representations and warranties of Parent and Merger Sub contained in Section 4.02(b), the board of directors of the Company has taken all necessary and appropriate action so that Chapter 10A of the NJCA will be inapplicable to this Agreement and the transactions contemplated hereby. To the Knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions hereby.

(c) The Company is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, that, by its terms, would be breached or violated or would accelerate any payment or obligation, trigger any right of first refusal or other purchase right as a result of the Company executing or, subject to the adoption of this Agreement by its stockholders, carrying out the transactions contemplated by this Agreement, except for any breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Other than in connection with or in compliance with (i) the provisions of the NJCA, (ii) the Securities Act of 1933, as amended (the "Securities Act"), (iii) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) Section 4043 of ERISA, (v) any applicable United States competition, antitrust and investment law,
     (vi) the securities or blue sky laws of the various states and (vii) filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the transactions contemplated by this Agreement, no authorization, consent or approval of, or filing with, any Governmental Authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or substantially impair or delay the consummation of the transactions contemplated hereby.

Section 3.04.     Reports and Financial Statements.

(a) The Company has previously furnished or made available to Parent true and complete copies of:

(i) the audited consolidated financial statements of the Company and its Subsidiaries as of, and for the year ended December 31, 2005 (the "2005 Financial Statements");

(ii) the Company's Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for each of the years ended December 31, 2003, 2004 and 2005;

(iii)    each definitive proxy statement filed by the Company with the SEC;

(iv) each final prospectus filed by the Company with the SEC, except any final prospectus relating to a Registration Statement on Form S-8; and

(v) all Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed by the Company with the SEC since December 31, 2004.

(b) The 2005 Financial Statements and the audited consolidated financial statements and unaudited consolidated interim financial statements included in the Company SEC Reports (including any related notes and schedules) fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal recurring year-end adjustments), in each case in accordance with accounting principles generally accepted in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

(c) The Company has filed all forms, reports, statements, schedules and other documents (including all annexes, exhibits, schedules, amendments and supplements thereto) required to be filed by it with the SEC since December 31, 2002 (such forms, reports, statements, schedules and documents filed by it with the SEC, including any such forms, reports, statements, schedules and other documents filed by the Company with the SEC after the date of this Agreement and prior to the Closing Date, are referred to herein, collectively, as the "SEC Reports") and with respect to the SEC Reports filed by the Company after the date of this Agreement and prior to the Closing Date, will deliver or make available to the Parent all of such SEC Reports in the form filed with the SEC. As of their respective filing dates, the SEC Reports (including all information incorporated therein by reference) (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and
     (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, the Company has timely filed all reports, including but not limited to reports on Forms 10-K, 10-Q, 8-K and proxy statements required to be filed by it with the SEC under the rules and regulations of the SEC. Except with respect to First Montauk Securities Corp. ("First Montauk Securities"), a wholly-owned subsidiary of the Company and a registered broker-dealer with the SEC and the NASD (as hereinafter defined in Section 3.13(b)), none of the Company's Subsidiaries are required to file any forms, reports or other documents with the SEC.

Section 3.05. No Undisclosed Material Liabilities. Neither the Company nor any of its Subsidiaries have any liabilities or obligations of any nature, required to be reflected on a balance sheet prepared in accordance with GAAP whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation, except (a) liabilities or obligations reflected in the 2005 Financial Statements or (b) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 3.06. Leases. The Company has delivered to Parent correct and complete copies of any and all Material Leases to which the Company or any of its Subsidiaries is a party as set forth in Schedule 3.06. Each Lease is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transaction contemplated hereby. Neither the Company nor any of its Subsidiaries are in breach or default under any Material Lease and no event has occurred which, with notice or lapse of time, would constitute a breach or default of such Material Lease by the Company or any of its subsidiaries or permit termination, modification or acceleration thereof by the respective lessor, and no party to any such Material Lease has repudiated any provision thereof, except for such breaches, defaults or repudiations which, would not individually or in the aggregate, have a Material Adverse effect on the Company. There are no disputes, oral agreements or forbearance programs in effect as to any Material Lease. All facilities leased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

Section 3.07. No Violation of Law; Lawful Operations. The business of the Company and its Subsidiaries has been and currently is being conducted in compliance with all statutes, regulations, orders, covenants, restrictions and plans of Governmental Authorities, except where the failure to so comply would not have a Material Adverse Effect on the Company.

Section 3.08.     Environmental Laws and Regulations.

(a) The Company and each of its Subsidiaries are in compliance with all applicable international, federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(b) Neither the Company nor any of its Subsidiaries have received written notice of, or is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person asserting an obligation to conduct investigations or cleanup activities under Environmental Law or alleging liability under or noncompliance with any Environmental Law (collectively, "Environmental Claims") that would, individually or in the aggregate, have a Material Adverse Effect on the Company.

(c) To the Knowledge of the Company, there are no facts, circumstances or conditions in connection with the operation of its business or any currently or formerly owned, leased or operated facilities that are reasonably likely to lead to any Environmental Claims in the future that would, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 3.09.     Employee Benefit Plans.

(a) Schedule 3.09 contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of ERISA), including, but not limited to, pension, profit sharing, 401(k), severance, welfare, disability and deferred compensation, and all other material employee benefit plans, agreements, programs, policies or arrangements including, but not limited to, stock purchase, stock option, employment, change-in-control, fringe benefit, bonus and incentive, whether or not subject to ERISA, whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Company or any Subsidiary has any present or future right to benefits or under which the Company or any Subsidiary has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans" but shall be separately identified on Schedule 3.09.

(b)  The Company represents and warrants that:

(i) each Company Plan has been established and administered in accordance with its terms, and each such Company Plan and the Company are in all material respects in full compliance with the applicable provisions of ERISA, the Code and other federal and state applicable laws, rules and regulations with respect thereto except for noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect on the Company;

(ii) the Company has received, with respect to each Company Plan that is an "employee pension benefit plan" (within the meaning of ERISA Section 3(2)), a favorable determination letter as to its qualification. To the Knowledge of the Company each trust for each such Company Plan is exempt from federal income tax under Code Section 501(a). To the Knowledge of the Company, no event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Company Plan or trust;

(iii) to the Knowledge of the Company, no event has occurred and no condition exists that likely could subject the Company to any tax, fine, lien, penalty or other liability imposed by ERISA (including any breach of fiduciary responsibility by any director, officer or employee), the Code or other applicable laws, rules and regulations;

(iv) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof;

(v) to the Knowledge of the Company, no "reportable event" (as such term is defined in ERISA Section 4043), "prohibited transaction" (as such term is defined in ERISA Section 406 and Code Section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA Section 302 and Code Section 412 (whether or not waived)) has occurred with respect to any Company Plan and no Company Plan is a Multiemployer Plan within the meaning of ERISA Section 4001(a)(3);

(vi) all contributions and payments made or accrued with respect to all Company Plans and other benefit obligations are deductible under Code
         Section 162 or Section 404. No amount or any asset of any Company Plan is subject to tax as unrelated business taxable income;

(vii) to the Knowledge of the Company, no event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and other benefit obligations that are insured or a material increase in benefit costs of such plans and obligations that are self-insured;

(viii)   except to the extent required under ERISA Section 601 et seq. and Code
         Section 4980B, the Company does not provide health or welfare benefits for any retired or former employee and is not obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service;

(ix) the Company has the right to modify and terminate each Company Plan with respect to both retired and active employees;

(x) to the Knowledge of the Company, the Company has complied with the provisions of ERISA Section 601 et seq. and Code Section 4980B;

(xi) except as may be expressly prohibited by this Agreement, the Merger will result in the payment, vesting or acceleration of any benefit under any Company Plan; and

(c) With respect to any Company Plan, (i) no actions, suits or claims (other than claims for benefits made in the ordinary course of the Company Plan's operation) are pending or, to the Knowledge of the Company, threatened; (ii) to the Knowledge of the Company, no facts or circumstances exist that reasonably could give rise to any such actions, suits or claims; and (iii) no written or oral communication has been received from the PBGC in respect of any Company Plan subject to Title IV of ERISA concerning the funded status of any such Company Plan or any transfer of assets and liabilities from any such Company Plan in connection with the transactions contemplated herein.

(d) Full payment has been made of all amounts which are due to any of the Company Plans. Furthermore, the Company has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any of the Company Plans.

Section 3.10. Absence of Certain Changes or Events. Other than the transactions contemplated or permitted by this Agreement or as disclosed in the 2005 Financial Statements, since January 1, 2006, (a) the businesses of the Company and its Subsidiaries have been conducted in the ordinary course consistent with past practice and (b) there has not been any event, occurrence, development or state of circumstances or facts that if occurring after the date hereof would violate Section 5.03 hereof or which has had a Material Adverse Effect on the Company.

Section 3.11. Title. The Company is the owner of good and marketable title to all of its assets, free and clear of all liabilities, liens, charges, claims, licenses, rights, encumbrances and restrictions on transfers, and no financing statement covering all or any portion of its assets and naming the Company as debtor has been filed in any public office, and the Company has not signed any financing statement or security agreement as debtor or borrower which financing statement or security agreement covers all or any portion of its assets. All material properties and assets, real and personal, that are owned, leased or licensed by the Company and used for the conduct of its affairs have been in good operating condition for the purposes for which they are intended to be used.

Section 3.12.     Investigations; Litigation.

(a) Except as set forth in Schedule 3.12(a), to the Knowledge of the Company, there is no investigation or review being undertaken or that is pending by any Governmental Authority with respect to the Company or any of its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect on the Company, nor has any governmental body or authority notified the Company of an intention to conduct the same.

(b) Except as set forth in Schedule 3.12(b), to the Knowledge of the Company, there are no actions, suits or proceedings pending or to threatened against or affecting the Company or its Subsidiaries or their officers or directors, in their capacities as such, or any of their respective properties at law or in equity, or before any federal, state, local or foreign court or Governmental Authority, that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company.

Section 3.13.     Governmental Licenses.

(a) Schedule 3.13 contains a complete and accurate list of each license, permit and other governmental authorization ("Governmental Licenses") that is held by the Company or any of its Subsidiaries or that is required in connection with the business of the Company or any of its Subsidiaries. Each Governmental License listed or required to be listed in Schedule 3.13 is valid and in full force and effect and the Company and its Subsidiaries have been in compliance in all material respects with all of the terms and requirements thereof.

(b) The Company and each of its Subsidiaries and each of their respective officers, director and employees has all Governmental Authorizations, including franchises, authorizations, memberships, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges, including, without limitation, from the National Association of Securities Dealers ("NASD"), and any clearing agency (collectively, "Permits") necessary to permit the ownership of property and the conduct of business as presently conducted by the Company and its subsidiaries, and all such Permits are valid and in full force and effect, except where the failure to obtain or maintain such a Permit would not have a Material Adverse Effect.

(c) First Montauk Securities is registered as a broker-dealer with the SEC, is a duly qualified member in good standing of the NASD and is duly qualified or registered as a broker-dealer in each jurisdiction where the failure to be so qualified or registered would have a Material Adverse Effect. Neither the Company nor any Company Subsidiary other than First Montauk Securities is required to be registered or qualified as a broker-dealer with the SEC or in United States any jurisdiction where the failure to be so registered or qualified would have a Material Adverse Effect.

(d) The Company and each of the Company's Subsidiaries is in compliance with all applicable statutes, ordinances, orders, rules, regulations, by-laws and policies promulgated by any Governmental Body, including, without limitation, the NASD, which to the Knowledge of the Company apply to the conduct of the Business, except where the failure to so comply would not have a Material Adverse Effect. Neither the Company nor any of the
     Company's Subsidiaries has ever entered into or been subject to any judgment, consent decree, or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company or any of the Company's Subsidiaries or, as of the date hereof, received any notice of the institution against the Company of any civil, criminal or administrative action, suit, proceeding or investigation from any Governmental Body, including, without limitation, the NASD, and any clearing agency, with respect to any aspect of the business, affairs, properties or assets of the Company or any of the Company's Subsidiaries, except as would not have a Material Adverse Effect.

(e) No event has occurred or circumstance exists that may (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental License, or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental License except as would not have a Material Adverse Effect on the Company.

(f) Neither the Company nor any of its Subsidiaries has received any notice or other communication from any Governmental Authority or any other person regarding (i) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental License or any failure to obtain any required Governmental License, or (ii) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental License.

(g) All applications required to have been filed for the renewal of the Governmental Licenses have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Governmental Licenses have been duly made on a timely basis with the appropriate Governmental Authorities except as would not have a Material Adverse Effect on the Company.

Section 3.14.     Tax Matters.

(a) All Tax Returns for all periods ending on or before the Closing Date that are or were required to be filed by or with respect to the Company, either separately or as a member of an affiliated group of corporations, have been filed on a timely basis and in accordance with applicable laws, regulations and administrative requirements. All such Tax Returns that have been filed on or before the Closing Date were, when filed, and continue to be, true, correct and complete in all material respects.

(b) The Company has made available to Parent all reports of and communications for all open years from Internal Revenue Service agents and the corresponding agents of other state, local and foreign governmental agencies who have examined the respective books and records applicable to the Company and its Subsidiaries. Schedule 3.14(b) describes all adjustments in respect of the Company to income tax returns filed by, or on behalf of, the Company or any affiliated group of corporations of which the Company is or was a member, for all open taxable years, that have been proposed by any representative of any governmental agency, and Schedule 3.14(b) describes the resulting Income Taxes, if any, proposed to be assessed. All deficiencies proposed (plus interest, penalties and additions to tax that were or are proposed to be assessed thereon, if any) as a result of such examinations have been paid, reserved against or settled or, as described in Schedule 3.14(b), are being contested in good faith by appropriate proceedings. Except as set forth in Schedule 3.14(b), neither the Company nor any Subsidiary of the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other entity) of any statute of limitations relating to the payment of Taxes for which the Company may be liable.

(c) The Company has paid, or made provision for the payment of, all Taxes, including personal property taxes, that have or may become due for all periods ending on or before the Closing Date, including, without limitation, all Taxes reflected on the Tax Returns referred to in this
     Section 3.14, or in any assessment, proposed assessment or notice, received by the Company or any Subsidiary of the Company, except such Taxes, if any, as are set forth in Schedule 3.14(c) that are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP consistently applied) have been provided. The charges, accruals and reserves with respect to Taxes on the books of the Company are determined in accordance with GAAP consistently applied. In all material respects, all Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate governmental agency. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company (except for Taxes not yet due).

(d) There are no closing agreements, requests for rulings or requests for technical advice, in respect of any Taxes, pending between the Company and any governmental agency.

(e) No consent to the application of Section 341(f)(2) of the Code has ever been filed with respect to any property or assets held or acquired or to be acquired by the Company.

(f) There is no existing tax-sharing agreement that may or will require that any payment be made by or to the Company on or after the Closing Date.

(g) No property owned by the Company is property that Parent is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code.

(h) The Company has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code, nor has the Internal Revenue Service proposed any such adjustment or change in accounting method with respect to the Company. The Company does not have any application pending with any governmental agency requesting permission for any change in accounting method.

(i) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, as a consequence of this transaction could give rise to the payment of any amount that would not be deductible by Parent, the Surviving Corporation or the Company by reason of Section 280G of the Code.

(j) The Company does not own an interest in any (i) domestic international sales corporation, (ii) foreign sales corporation, (iii) controlled foreign corporation, or (iv) passive foreign investment company.

(k) The Company is not a party (other than as an investor) to any industrial development bond.

(l) The Company was not a party to any deferred intercompany transaction that will be restored (pursuant to the Treasury Regulations under Section 1502 of the Code) and will result in income or loss to the Company due to the contemplated transaction.

(m) The Company is not, nor has it ever been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(n) None of the assets of the Company directly or indirectly secure any debt the interest on which is tax-exempt under Section 103(a) of the Code.

Section 3.15. Opinion of Financial Advisor. The Company has received the opinion of Capitalink, L.C. dated on or before the date of this Agreement, substantially to the effect that the Merger Consideration is fair to the holders of the Company Stock from a financial point of view.

Section 3.16.     Material Contracts.

(a) Schedule 3.16(a) contains a complete and accurate list of each Company Material Contract.

(b) Each Company Material Contract is valid and binding on the Company or its Subsidiaries and is in full force and effect and, to the Knowledge of the Company, is enforceable against the other party thereto, in each case, except as enforceability may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability now or thereafter in effect relating to or affecting creditors' rights, and to general equity principles (regardless of whether enforcement is sought in a procedure in equity or at law). The Company and its Subsidiaries are and have been in material compliance with all applicable terms and requirements of each Company Material Contract. To the Knowledge of the Company, each other party that has or had any obligation or liability under any Company Material Contract is and has been in full compliance with all applicable terms and requirements of such contract. To the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give the Company or any of its Subsidiaries or any other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Company Material Contract. Neither the Company nor any of its Subsidiaries has given to or received from any other person any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Company Material Contract.

Section 3.17. Intellectual Property Rights. The Company and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property individually or in the aggregate material to the conduct of the businesses of the Company and its Subsidiaries taken as a whole. Neither the Company nor any Subsidiary of the Company is in default (or with the giving of notice or lapse of time, or both, would be in default) under any license to use such Intellectual Property. To the Knowledge of the Company such Intellectual Property is not being infringed by any third party and neither the Company nor any Subsidiary of the Company is infringing any Intellectual Property of any third party, except for such defaults and infringements that, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

Section 3.18. Finders or Brokers. Neither the Company nor any of its Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub hereby jointly and severally represent and warrant, each with respect to itself and with respect to the other, to the Company that the statements made in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made them and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

Section 4.01. Organization, Qualification, Etc. Each of Parent and Merger Sub is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the legal power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent or Merger Sub. Merger Sub has been formed for the sole purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Merger Sub has not incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or entered into any agreements or arrangements with any person other than as contemplated by this Agreement. The copies of Parent's and Merger Sub's organizational documents that have been delivered to the Company are complete and correct and in full force and effect.

Section 4.02.     Corporate Authority Relative to This Agreement; No Violation.

(a) Each of Parent and Merger Sub has the legal power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Parent and the board of directors of Merger Sub and by the stockholders of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. The board of directors of Merger Sub has determined that the transactions contemplated by this Agreement are in the best interests of Merger Sub and its stockholders. The board of directors of Parent has determined that the transactions contemplated by this Agreement are in the best interests of Parent and its shareholder. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except that enforcement hereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(b) Neither Parent nor Merger Sub was, immediately prior to the execution of this Agreement, an "interested stockholder" within the meaning of Chapter 10A of the NJCA.

(c) Neither Parent nor Merger Sub is subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which, by its terms, would be breached or violated or would accelerate any payment or obligation, trigger any right of first refusal or other purchase right as a result of Parent or Merger Sub executing or carrying out the transactions contemplated by this Agreement, except for any breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect on Parent or Merger Sub. Other than in connection with or in compliance with (i) the provisions of the NJCA, (ii) the Securities Act, (iii) the Exchange Act, (iv) Section 4043 of ERISA, (v) any applicable United States competition, antitrust and investments laws, (vi) the securities or blue sky laws of the various states and (vii) filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the transactions contemplated by this Agreement, no authorization, consent or approval of, or filing with, any Governmental Authority is necessary for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on Parent or Merger Sub or substantially impair or delay the consummation of the transactions contemplated hereby.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY

Section 5.01. Investigation and Access to Information. The Company shall afford Parent and its officers, employees, accountants, counsel and other authorized representatives full and complete access during normal business hours upon reasonable notice, throughout the period prior to the earlier of the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article VIII hereof (the "Termination Date"), to the Company's and its Subsidiaries' properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws and the Company and its Subsidiaries shall use their reasonable best efforts to cause their respective representatives to furnish promptly to Parent such additional financial and operating data and other information as to the Company's and its Subsidiaries' respective businesses and properties as Parent or its duly authorized representatives may from time to time reasonably request. Parent agrees that it will treat any such information in accordance with the terms of the first seven
(7) paragraphs of the Confidentiality Agreement, the terms of such paragraphs being incorporated herein by reference. Notwithstanding any provision of this Agreement to the contrary, no party shall be obligated to make any disclosure in violation of applicable laws or regulations.

Section 5.02.     Additional Reports and Information.

(a) The Company shall furnish to Parent copies of any reports of the type referred to in Section 3.04 that it files with the SEC on or after the date hereof, and the Company represents and warrants (other than with respect to any information provided by Parent or Merger Sub specifically for inclusion in such Report) that as of the respective dates thereof such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) From and after the date hereof and prior to the Effective Time or the Termination Date, the Company shall prepare and deliver to Parent quarterly and monthly financial statements, including balance sheets, statements of operations and statements of cash flow, but excluding footnotes thereto, within 10 days of the applicable filing date.

(c) Any unaudited consolidated interim financial statements delivered by the Company pursuant to this Section 5.02 (including any related notes and schedules) will fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

Section 5.03. Conduct of Business by the Company. From and after the date hereof and prior to the Effective Time or the Termination Date, and except (i) as may be required by law (provided that any party availing itself of such exception must first consult with the other party), (ii) as may be consented to in writing by Parent or, (iii) as may be expressly permitted pursuant to this Agreement, the Company:

(a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their ordinary and usual course of business in substantially the same manner as heretofore conducted and shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact its business organization and goodwill, prevent adverse change in the financial condition, liabilities, assets, business or operating results of the Company and prevent the destruction or damage to or loss of any asset of the Company that would have a Material Adverse Effect on the Company;

(b) shall, use reasonable efforts and shall cause each of its Subsidiaries to use reasonable efforts to, keep available the services of its current officers and other key employees, preserve its relationships with those persons having business dealings with the Company and its Subsidiaries, including, without limitation, brokers, agents, suppliers, vender and customers;

(c)  shall,  and shall cause each of its Subsidiaries to, comply in all material
     respects  with  all  laws  and  orders  of  all  Governmental   Authorities
     applicable to them;

(d) shall not declare, set aside or pay any dividends on, or make any distribution with respect to, or redeem or purchase any outstanding shares of its capital stock, except for the dividends payable with respect to Series A Convertible Preferred Stock and Series B Convertible Preferred Stock consistent with past practices;

(e) shall not authorize or issue any shares of Stock or other securities convertible into or in lieu of or in substitution for shares of its Stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) other than upon the exercise of Options or warrants which are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to the Company Option Plans or pursuant to any individual agreements such as employment agreements or executive termination agreements (in each case, as in effect on the date hereof);

(f) except in the ordinary course of their business, and in a manner consistent with past practices, shall not, and shall not permit any of its Subsidiaries to, authorize or effect any acquisition of assets or securities, any disposition of assets or securities or any release or relinquishment of a Company Material Contract;

(g) shall not, and shall not permit any of its Subsidiaries to, enter into joint venture, partnership or similar arrangement;

(h) shall not propose or adopt any amendments to its corporate charter or bylaws;

(i) except as required by law, shall not, and shall not permit any of its Subsidiaries to (i) enter into, declare or amend in any respect the terms of its Company Plans; (ii) enter into, adopt or amend any compensation, severance, bonus or similar agreements or arrangements with any director or officer; or (iii) except in the ordinary course of business, consistent with past practice, increase in any manner the compensation or fringe benefits of any employee not described in the preceding clause (ii) or pay any such employee any benefit not required by an employee benefit plan or arrangement as in effect as of the date hereof;

(j) except in the ordinary course of their business, and in a manner consistent with past practices, shall not, and shall not permit any of its
     Subsidiaries to (i) make capital expenditures or incur or assume any additional indebtedness in excess of $100,000; (ii) create, or allow to be imposed, any mortgage, pledge, security interest, lien or other encumbrance on their assets; (iii) make any loans, advances or capital contributions to, or investments in, any other person; (iv) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) not listed in Schedule 3.12; or (v) change or modify any of its current financing terms, conditions or facilities with banks and financial institutions except as necessary to consummate the transaction set forth in this Agreement; provided, however, that immediately after the date hereof the Company shall be permitted to redeem all outstanding convertible debentures of the Company in accordance with their terms and conditions.

(k) shall not, and shall not permit any of its Subsidiaries to, make any loans, advances or capital contributions to, or investments in, any Stockholder or affiliate thereof, or any employee of the Company or its Subsidiaries, in any amount;

(l) shall not, and shall not permit any of its Subsidiaries to, (i) make any Tax election or settle or compromise any Tax liability, (ii) change its fiscal year or (iii) revalue any of its assets or (iv) change its methods of accounting (including, without limitation, make any material write-off or reduction in the carrying value of any assets) in effect at December 31, 2005, except as required by changes in GAAP;

(m) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions.

          Notwithstanding any provision to the contrary contained in this
Section 5.03, neither Parent nor Merger Sub shall have, directly or indirectly, any right to control or direct the Company's operations prior to the Effective Time and prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.04.     No Solicitation.

(a) The Company represents and warrants that it has terminated any discussions or negotiations with any party (other than Parent) concerning any Takeover Proposal prior to the date hereof. From and after the date hereof, the Company will not, and shall use its reasonable best efforts not to permit any of its officers, directors, employees, attorneys, financial advisors, agents or other representatives or those of any of its Subsidiaries (collectively, "Company Representatives") to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information) any Takeover Proposal from any persons or engage in or continue discussions or negotiations relating thereto, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, except that, so long as the Company is in compliance with its obligations under this Section 5.04, the Company may, in response to a Takeover Proposal that the board of directors determines is reasonably likely to constitute a Superior Proposal that was not solicited by the Company or any of its Company Representatives, and that did not result from a breach of this Section, and subject to providing prior written notice of its decision to take such action to Parent, (x) furnish information with respect to the Company to any person making such a Takeover Proposal pursuant to a customary confidentiality agreement with terms substantially similar to those of the agreement to which Parent is a party with the Company, and (y) participate in discussions or negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is agreed that any action that is in violation of the restrictions set forth in the preceding sentence by any executive officer or director of the Company or any Subsidiary of the Company, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.04 by the Company. The Company will advise Parent orally (within one business day) and in writing (as promptly as practicable) of the receipt of any inquiry or request for information with respect to, or which could reasonably be expected to lead to, any Takeover Proposal. In addition, the Company will provide Parent, within 24 hours of Company's receipt, with the material terms and conditions of any Takeover Proposal (and any change in the material terms and conditions thereof), and will promptly (but in no case later than two business days thereafter) notify Parent of any determination by the Company's board of directors that a Superior Proposal has been made. As used in this Agreement, (i) "Takeover Proposal" shall mean any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of business that constitutes 15% or more of the net revenues, net income or the assets of the Company and its Subsidiaries taken as a whole, or 15% or more of the voting securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the voting securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement, and (ii) "Superior Proposal" shall mean any Takeover Proposal made by a third party within 45 days after the date hereof on terms that are substantially the same or superior from a financial point of view to the stockholders of the Company to the terms set forth in this Agreement, including, without limitation, with respect to conditions to consummation, financing and the percentage of outstanding equity securities acquired, as determined by the board of directors of the Company in their good faith judgment (based on the advice of an independent financial advisor or such other matters as the Company's board of directors deems relevant).

(b) The board of directors of the Company shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by such board of directors of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal, unless, in each case, the Company receives an unsolicited Takeover Proposal that is a Superior Proposal. The board of directors of the Company may not enter into an agreement with respect to a Takeover Proposal except in connection with a termination of this Agreement as set forth in Article VIII. Nothing contained in this
     Section 5.04 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders that, in the good faith reasonable judgment of the board of directors of the Company after consultation with outside counsel, is required under applicable law, provided that, except as otherwise permitted in this
     Section 5.04, the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the board of directors of the Company permitted by, and taken in accordance with, this Section 5.04 shall not constitute a breach of this Agreement by the Company.

Section 5.05. Change of Control Provisions. To the extent that any employment agreement, severance agreement or similar agreement, or any Company Option Plan, Option, warrant or similar right to acquire shares of the Company's Common Stock from the Company, (collectively the "Benefit Contracts") contains provisions which allow or provide for the triggering or acceleration of any right, vesting, payment, benefit or distribution, or the elimination or reduction of any waiting period with regard to any of the foregoing (collectively the "Change of Control Rights") upon the execution of this Agreement or the announcement of and/or the performance of the transactions contemplated by this Agreement (including the Merger), and if such Benefit Contracts also contain a provision providing that the board of directors of the Company may except the foregoing events from triggering such Change of Control Rights as a result of the execution of this Agreement, or the announcement and/or performance of the transactions contemplated by this Agreement (including the Merger), then the board of directors of the Company shall not take any such action as is necessary to prevent the triggering of such Change of Control Rights as a result of the execution of this Agreement or the announcement and/or the performance of the transactions contemplated by this Agreement or the completion of the Merger.

Section 5.06. Company Stock Outstanding. Between the date of this Agreement and the Closing Date, the Company shall take all actions required to convert or redeem, as the case may be, all outstanding warrants, options, convertible debentures, stock rights, cumulations on preferred stock and any and all other stock rights to shares of stock or shall, to the extent authorized, terminate any of the foregoing so that on the Closing Date the maximum amount of Merger Consideration, including the Option Amount, payable shall be $22,900,000.

Section 5.07. Company Recommendation of Approval. Subject to its fiduciary duties, the Board of Directors of the Company shall recommend approval of the Merger to the Company stockholders and will, as soon as practicable following the execution of this Agreement, schedule a meeting of the Company's stockholders (which may be its annual meeting) at which the Company's stockholders will be asked to approve the Merger and, in connection therewith, shall cause the Company to prepare and deliver a notice of stockholders meeting and proxy statement in accordance with applicable law and the requirements of federal securities laws as soon as practicable.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

Section 6.01. Antitakeover Statute. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company and Parent and the members of their respective boards of directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

Section 6.02. Public Announcements. Upon execution of this Agreement, the parties hereto agree that a press release and Form 8-K filing shall be made. The Company and Parent will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or filing prior to the issuance of such press release or other public statement or filing relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or filing without the prior approval of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such other public statement as required by law or the NASD if it has (a) used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner and (b) faxed a copy of such release or public statement to such other party at a reasonable time prior to issuing such release or making such statement.

Section 6.03.     Notices of Certain Events.

(a)      Each party shall promptly notify any other party of:

(i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

(ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement.

(b) Each party shall promptly notify the other parties of any proceedings commenced or threatened against such party or any of its Subsidiaries that relate to the consummation of the transactions contemplated by this Agreement.

Section 6.04. Delisting. If, at the time of Closing, any class of Company Stock of the Company is trading on The Nasdaq Stock Market Inc.'s National Market System or the Small-Cap Market, each of the parties hereto agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist such class of Company Stock from The Nasdaq Stock Market Inc.'s National Market System or the Small-Cap Market, provided that such delisting shall not be effective until after the Effective Time of the Merger.

Section 6.05.     Stockholder Approval; Proxy Solicitation; Other Filings.

(a) Stockholder Approval; Proxy Solicitation. Unless the Company has received a Takeover Proposal that was unsolicited and did not otherwise result from a breach of Section 5.04 and the Company's board of directors determines that such Takeover Proposal is reasonably likely to lead to a Superior Proposal, the Company, acting through its board of directors, shall, in accordance with applicable law as promptly as practicable, call for a meeting of its stockholders at the earliest practicable time (which may be its annual meeting) at which the Company will submit the Merger and the other transactions contemplated hereby to the stockholders for approval as required under the NJCA and its certificate of incorporation and bylaws (the "Company Meeting"). In connection therewith, the Company shall take, at its own expense, all steps necessary to the solicitation of proxies from the stockholders including the preparation, filing and mailing of a letter to stockholders, notice of meeting, proxy statement and form of proxy to be distributed to stockholders in connection with such meeting and any schedules required to be filed with the SEC in connection therewith (the "Proxy Statement"). The Company together with Parent and Merger Sub will proceed diligently with the preparation and filing of the Proxy Statement with the SEC. Parent and Merger Sub shall furnish all information about themselves, their business and operations and their owners and all financial information to the Company as may be reasonably necessary in connection with the preparation of the Proxy Statement. The Company will provide Parent with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement to the Proxy Statement prior to filing such with the SEC and will provide Parent with a reasonable number of copies of all such filings made with the SEC. The Company shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement to Parent and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC. Each of Parent and the Company shall use all reasonable efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. If the Company learns of any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will prepare and mail to its stockholders such an amendment or supplement to the extent required by applicable federal securities laws. If any Parent or Merger Sub learns of any event that should be set forth in an amendment or supplement to the Proxy Statement, such party will promptly inform the Company of such event.

(b) NASD 1017 Application; Other Filings. The Company, Parent and Merger Sub shall properly prepare and file any other filings required under the Exchange Act or any other federal or state law relating to the Merger and the transactions contemplated by this Agreement (including an application for approval by the NASD pursuant to Rule 1017 of the rules and regulations of the NASD (the "NASD 1017 Application")), and filings, if any, required on Schedule 13E-3 promulgated under Rule 13e-3 of the Exchange Act) (collectively, the "Other Filings"). Each of the Company, Parent and Merger Sub shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, the NASD 1017 Application by the NASD or any of the Other Filings by the SEC or any other Governmental Authority or official, and each of the Company, Parent and Merger Sub shall supply the other with copies of all correspondence between it and each of its subsidiaries and representatives, on the one hand, and the SEC, the NASD or the members of their respective staffs or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings or the NASD 1017 Application, as the case may be. The Company, Parent and Merger Sub each shall use all reasonable efforts to obtain and furnish the information required to be included in the NASD 1017 Application or any of the Other Filings.

(c) Information Provided. None of the information supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement, the NASD 1017 Application or the Other Filings, or any amendment thereof or supplement thereto, will, at the respective times filed with the SEC, the NASD or other Governmental Authority, and with respect to the Proxy Statement, at the date mailed to the Company's stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and Schedule 13E-3, and the NASD 1017 Application, as the case may be, insofar as they relate to the Company or other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, or the rules and regulations of the NASD, as the case may be. The Company makes no representation, warranty or covenant with respect to information concerning Merger Sub or Parent or their affiliates included in the Proxy Statement or Schedule 13E-3 or the NASD 1017 Application, or information supplied by Merger Sub or Parent for inclusion in the Proxy Statement or the Schedule 13E-3 or the NASD 1017 Application. None of the information supplied by Merger Sub or Parent specifically for inclusion or incorporation by reference in the Proxy Statement, the NASD 1017 Application or the Other Filings, or any amendment thereof or supplement thereto, will, at the respective times filed with the SEC, the NASD or other Governmental Authority, and with respect to the Proxy Statement, at the date mailed to the Company's stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and Schedule 13E-3, insofar as they relate to Merger Sub or Parent or other information supplied by Merger Sub or Parent for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The NASD 1017 Application insofar as it relates to Merger Sub or Parent or other information supplied by Merger Sub or Parent for inclusion therein, will comply as to form in all material respects with the rules and regulations of the NASD. Merger Sub and Parent make no representation, warranty or covenant with respect to information concerning the Company or its Subsidiaries included in the Proxy Statement, Schedule 13E-3 or the NASD 1017 Application, or information supplied by the Company or its Subsidiaries for inclusion in the Proxy Statement or the Schedule 13E-3 or the NASD 1017 Application.

Section 6.06. Efforts To Consummate; Further Assurances. Subject to the terms and conditions of this Agreement, the parties hereto shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated herein. The parties hereto agree to execute and deliver promptly such other documents, certificates, agreements, instruments and other writings (including any amendments or supplements thereto) and to take, or cause to be taken, such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated hereby, including, but not limited to, promptly making their respective filings and thereafter make any other required submissions under the HSR Act and taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby.

Section 6.07. Updating of Schedules. The parties hereto agree that any Disclosure Schedules delivered by the Company to Parent will be updated by the Company as of the Closing Date, with any and all changes specifically marked, so that the condition to the obligations of each of Parent and Merger Sub to effect the Merger set forth in Section 7.01(a) shall have been fulfilled as of the Closing Date.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

Section 7.01. Conditions to the Obligation of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, the compliance with which, or the occurrence of which, may be waived prior to the Closing Date in writing by Parent and Merger Sub respectively in their sole discretion.

(a) Continued Accuracy of Representations and Warranties. All representations and warranties of the Company contained in this Agreement that are qualified by materiality or a Material Adverse Effect or words of similar effect shall be correct and complete in all respects as of the Closing Date as if made on the Closing Date, and those representations and warranties of the Company contained in this Agreement that are not so qualified shall be correct and complete in all material respects as of the Closing Date as if made on the Closing Date.

(b) Performance of Agreements. The Company shall have performed, complied with and satisfied all covenants of the Company contained in this Agreement required by this Agreement to be performed or satisfied by it at or prior to the Closing Date in all material respects.

(c) The Company's Closing Certificate. At the Closing, the Company shall furnish a certificate, signed by an officer of the Company, with necessary board of directors resolutions attached thereto, dated the Closing Date, to the effect that the conditions specified in Section 7.01 have been satisfied.

(d) Secretary's Certificate. The Company shall have furnished a certificate of its secretary certifying as to:

(i) the consent of the stockholders of the Company and the resolutions of the Company's board of directors authorizing the execution, delivery and performance of this Agreement by the Company and the execution, delivery and performance of all documents to be executed, delivered and performed by the Company at Closing; and

(ii) the incumbency of its officers executing this Agreement and the documents delivered at Closing.

(e) No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission (an "Injunction") nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect which would (i) make the consummation of the Merger illegal, or (ii) otherwise prevent or prohibit the consummation of the transactions contemplated in this Agreement, including the Merger; provided, however, that prior to invoking this condition, Parent and Merger Sub shall use their reasonable best efforts to have any such Injunction vacated.

(f) Consents and Authorizations. Other than the filing required under Section 1.03, the Company shall have delivered to Parent written confirmation of all notices, filings, consents, approvals, including the Company Stockholder Approval, regulatory approvals, permits, authorizations or orders of and all registrations, declarations or filings with third parties, including creditors, contract parties or public or Governmental Authorities and the NASD (collectively the "Consents"), necessary for the authorization, execution and delivery of or performance under this
     Agreement by the Company or its Subsidiaries or the consummation by the Company or its Subsidiaries of the transactions contemplated by this Agreement except for such Consents, the absence of which would not have a Material Adverse Effect on the Company. If the transaction would require HSR Act clearance, the HSR Act pre-merger notification waiting period shall have expired or have been terminated early and no challenge, proceeding, claim or delay with respect to the transaction shall have been imposed by the Federal Trade Commission, the Department of Justice or any other governmental agency.

(g) Opinion of Counsel. The Company shall have delivered to Parent an opinion of counsel to the Company substantially of the form and content set forth in Exhibit B, addressed to Parent and dated as of the Closing Date.

(h) Appraisal Rights. No more than 4% of the Company's stock shall have perfected appraisal rights under the NJCA.

(i) Change of Control. The Company shall have complied with all requisite corporate procedures, including approval of the Merger and any other matters relating to change of control by the Board of Directors and stockholders of the Company.

(j) No Adverse Change. No material adverse change has occurred in the financial condition, business affairs, operations or assets of the Company or any of its subsidiaries (not disclosed in this Agreement or schedules thereto or financial statements included in the schedules thereto) and no previously undisclosed material liabilities or commitments of the Company or any of its subsidiaries have been discovered.

(k)  No  Regulatory   Change.   No  material  adverse  change  has  occurred  in
     governmental regulation for the services provided in connection with the business of the Company or any of its subsidiaries.

(l) No Severance Payments. No severance, "golden parachute" or other similar payments have been made or are due to the Company's or any of its subsidiaries' personnel required as a result of the Merger, except as disclosed on the disclosure schedules to this Agreement.

(m) Company Stock. The Company has no more than 22,900,000 shares of Stock outstanding on an as converted basis. The Stock includes, 16,044,793 shares of Common Stock, Options convertible into 2,323,402 shares of Common Stock, 305,369 shares of Series A Convertible Preferred Stock which are convertible into 610,738 shares of Common Stock, Warrants to acquire 464,724 shares of Common Stock, 197,824 shares of Series B Convertible Preferred Stock which are convertible into 1,978,240 shares of Common Stock, and $1,220,000 of debentures which are convertible into 2,440,000 shares of Common Stock. In the event that any existing Preferred Stock, Options or Warrants or other securities convertible into Common Stock are issued or exercised after the date of this Agreement, but prior to the Closing Date, the aggregate Merger Consideration shall not increase and the Merger Consideration per share will be decreased proportionately.

(n) Company Capital. The Company has a minimum of $2,000,000 in equity as reflected in its most recent consolidated balance sheet less, if applicable, any amounts required to redeem the Company's convertible debentures outstanding as contemplated by Section 5.03(j) hereof, and the Company has certified the same. In addition, the regulatory capital of First Montauk Securities, the Company's broker-dealer subsidiary shall not be less than $1,500,000.

(o) Fairness Opinion. The Board of Directors of the Company has received an opinion of the Company's financial advisor to the effect that the terms of the Merger are fair to the stockholders of the Company from a financial point of view.

(p) Voting Agreements. Existing shareholders holding a minimum of 5,300,000 shares of the voting stock of the Company have entered into a voting agreement in the form of Exhibit C and dated as of the date of this Agreement, in which such existing shareholders agree to vote in favor of the Merger and "standstill" for a minimum of 60 days after the date of this Agreement.

(q) Resignations. Parent shall have received the resignations, effective as of the Closing, of each of the directors of the Company and its Subsidiaries and each officer of the Company and its Subsidiaries, other than those individuals identified in Exhibit D.

(r) Employment Agreements. Employment Agreements have been entered into by the key executives of the Company identified in Exhibit D in form and substance satisfactory to Parent.

(s) Professional Fees of Company. Any and all fees, of whatsoever nature, including but not limited to those for attorneys, accountants, investment bankers, any fees to consultants relating to the Transaction, including such fees for a fairness opinion, and any brokerage fees of the Company relating to the Transaction, including any such fees relating to any special committee (excluding director fees) or special counsel to the Board of Directors, shall not exceed the aggregate amount of $500,000. In the event such fees exceed such amount, the total amount of Merger Consideration paid under this Agreement shall be reduced by the amount by which such professional fees exceed $500,000.

(t) Certificate of Merger. The Company shall deliver to Purchaser a fully executed Certificate of Merger and written evidence that the Merger has been approved by at least the portion of the Company's stockholders as required by corporate law.

(u) Other Documents. The Company shall have delivered to Parent all other documents reasonably requested by Parent and contemplated by this Agreement or required to be delivered by the Company to Parent pursuant to this Agreement and not previously delivered.

(v) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

Section 7.02. Conditions to the Obligation of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, the compliance with which, or the occurrence of which, may be waived prior to the Closing Date in writing by the Company in its sole discretion.

(a) Continued Accuracy of Representations and Warranties. All representations and warranties of Parent and/or Merger Sub contained in this Agreement that are qualified by materiality or a Material Adverse Effect or words of similar effect shall be correct and complete in all respects as of the Closing Date as if made on the Closing Date, and those representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified shall be correct and complete in all respects as of the Closing Date as if made on the Closing Date.

(b) Performance of Agreements. Parent and Merger Sub shall have performed, complied with and satisfied all covenants and agreements required by this Agreement to be performed or satisfied by them at or prior to the Closing Date.

(c) Capital Contribution. The Parent shall have capitalized the Merger Sub with the sum of at least $3,000,000 in cash and the same shall be reflected in the books and records of the Merger Sub as shareholder's equity.

(d) Parent and Merger Sub's Closing Certificate. At the closing, Parent shall furnish a certificate, signed by an officer of Parent and Merger Sub, dated the Closing Date, to the effect that the conditions specified in this Section 7.02 have been satisfied.

(e) Secretary's Certificate. Each of Parent and the Merger Sub shall have furnished a certificate of its secretary certifying as to:

(i) the resolutions of the Company's board of directors authorizing the execution, delivery and performance of this Agreement by Parent and Merger Sub; and

(ii) the incumbency of its officers executing this Agreement and the documents delivered at Closing.

(f) No Injunctions, Orders or Restraints; Illegality. No Injunction nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect which would (i) make the consummation of the Merger illegal, or (ii) otherwise prevent or prohibit the consummation of the transactions contemplated in this Agreement, including the Merger; provided however, that prior to invoking this condition, the Company shall use its reasonable best efforts to have any such Injunction vacated.

(g) Opinion of Counsel. Parent shall have delivered to the Company an opinion of counsel to Parent substantially of the form and content set forth in Exhibit E, addressed to the Company and dated as of the Closing Date.

(h) Purchase Price. The Parent shall have caused the Merger Sub to have funds available to pay the Merger Consideration on or prior to the Closing Date.

                  (i) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

                                  ARTICLE VIII

                                   TERMINATION

Section 8.01. Termination or Abandonment. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the
Company:

(a)  by the mutual written consent of the Company and Parent;

(b) by either the Company or Parent if (i) the Effective Time shall not have occurred on or before October 31, 2006 and (ii) the party seeking to terminate this Agreement pursuant to this Section 8.01 shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date;

(c) by either the Company or Parent if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and nonappealable and the party seeking to terminate this Agreement pursuant to this Section 8.01 shall have used its reasonable best efforts to remove such injunction, order or decree;

(d) by the Company or Parent if (i) the Company Stockholder Approval contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof, or (ii) the NASD shall not have approved the NASD 1017 Application;

(e) by the Company if the board of directors of the Company reasonably determines that a Takeover Proposal constitutes a Superior Proposal, except that the Company may not terminate this Agreement pursuant to this Section
     8.01 unless and until (i) three business days have elapsed following delivery to Parent of a written notice of such determination by the board of directors of the Company and during such three-business-day period the Company (A) informs Parent of the terms and conditions of the Takeover Proposal and the identity of the person making the Takeover Proposal and
     (B) the Company otherwise cooperates with Parent with respect thereto (except that the board of directors of the Company shall not be required to take any action that it believes, after consultation with outside legal counsel, would present a reasonable possibility of violating its obligations to the Company or the Company's stockholders under applicable law) with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, (ii) at the end of such three-business-day period the board of directors of the Company continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal, (iii) simultaneously with such termination, the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal and (iv) the Company pays to Parent the amount specified in Section 8.02 within the time period specified in Section 8.02;

(f) by Parent if the board of directors of the Company shall have (i) withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement and the transactions contemplated hereby or (ii) approved or recommended, or proposed publicly to approve or recommend, any Takeover Proposal;

(g) by Parent if a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of the Company is commenced by a party other than Parent or an affiliate of Parent prior to the Company Meeting, and the board of directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within the time period specified by Rule 14e-2 under the Exchange Act;

(h) by either the Company or Parent if there shall have been a material breach by the other of any of its representations or warranties (as such representations or warranties made by the Company may be modified by the Disclosure Schedules, as updated pursuant to Section 6.07), or covenants or agreements contained in this Agreement, which if not cured would cause the respective conditions set forth in Article VII, as the case may be, not to be satisfied, and such breach is incapable of being cured or shall not have been cured within 15 days after notice thereof shall have been received by the party alleged to be in breach.

         In the event of termination of this Agreement pursuant to this Section 8.01, this Agreement shall terminate (except for the confidentiality provisions contained in Section 5.01 and the provisions of Sections 8.02, 8.03 and 10.10), and there shall be no other liability on the part of the Company or Parent to the other except liability arising out of an intentional breach of this Agreement or as provided for in the Confidentiality Agreement.

Section 8.02. Parent Termination Fee and Expenses. Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by the Company pursuant to Section 8.01(e), then the Company shall pay to Parent a fee equal to (A) 25% of (x) the per share consideration payable to the stockholders of the Company pursuant to such Superior Proposal minus (y) the Merger Consideration, multiplied by (B) the total number of shares of Company Stock issued and outstanding as of the date of the termination; provided, however, that in no event shall such amount be less than $1,000,000, nor greater than $2,000,000 (the "Parent Topping Fee"). If this Agreement is terminated by Parent pursuant to Section 8.01(f) or (g), then the Company shall pay to Parent a fee equal $2,000,000 (the "Parent Breakup Fee"). Additionally, in the event this Agreement is terminated by the Company pursuant to 8.01(e), then Company shall reimburse Parent for its fees and out of pocket expenses incurred in connection with the transactions set forth in this Agreement up to the total sum of $500,000 (such amount includes any amounts paid or payable by the Company under the Confidentiality Agreement). Such fees shall be payable in immediately available funds on the second business day following the termination of this Agreement. The parties hereto agree that Parent Topping Fee shall also be paid to Parent in the event that (A) this Agreement is terminated by Parent pursuant to Section 8.01(f) or (g), and (B) within 12 months immediately following the date of such termination the Company enters into a definitive agreement with respect to a Takeover Proposal; provided, however, that in such circumstance such Parent Topping Fee shall be reduced by any amount paid by Company as a Parent Breakup Fee. Such Parent Topping Fee shall be paid in immediately available funds on the second business day following the execution of a definitive agreement with respect to such a Takeover Proposal.

Section 8.03. Company Termination Fee and Expenses. Notwithstanding any provision in this Agreement to the contrary, (i) if this Agreement is terminated by the Company pursuant to Section 8.01(h) or (ii) in the event that this Agreement is terminated by Company pursuant to Section 8.01(b) (except for failure to satisfy the conditions contained in Section 7.02(f), then Parent shall pay to Company a fee of $2,000,000 (the "Company Breakup Fee"). Such fees shall be payable in immediately available funds on the second business day following the termination of this Agreement.

                                   ARTICLE IX

                          SURVIVAL AND INDEMNIFICATION

Section 9.01. No Survival of Representations, Warranties, Covenants and Agreements. Except for the provisions of Section 5.01 relating to the treatment of information in accordance with the Confidentiality Agreement, Section 8.02,
Section 8.03 and Section 10.10 and this Article IX, none of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement and no covenant or agreement that is to be performed entirely at or prior to the Effective Time shall survive the Merger.

Section 9.02.     Indemnification and Insurance.

(a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, in connection with the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the NJCA (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

(b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 9.02, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified
     Party if such failure does not materially prejudice the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received.

(c) If Parent or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent shall assume all of the obligations set forth in this Section.

(d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

                                   ARTICLE X

                                  MISCELLANEOUS

Section 10.01. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

Section 10.02. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the principles of conflicts of laws thereof.

Section 10.03. Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New Jersey or any New Jersey state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

Section 10.04. Notices. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 10.04 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 10.04:

         To Parent or Merger Sub:  Lara D. Coleman
                                   FMFG Ownership, Inc.
                                   10800 Midlothian Turnpike
                                   Suite 309
                                   Richmond, VA  23235
                                   Telephone:  (804) 594-3550
                                   Facsimile:  (804) 594-3556


         copy to:                  Kutak Rock LLP
                                   1650 Farnam Street
                                   Omaha, NE  68102
                                   Attention:  Joseph O. Kavan, Esq.
                                   Telephone:  (402) 346-6000
                                   Facsimile:  (402) 346-1148

         To the Company:           First Montauk Financial Corp.
                                   Parkway 109 Office Center
                                   328 Newman Springs Road
                                   Red Bank, NJ 07701
                                   Attention:  Victor K. Kurylak
                                   Telephone:  (732) 842-4700
                                   Facsimile:  (732) 842-9047

         copy to:                  Goldstein & DiGioia, LLP
                                   45 Broadway, 11th Floor
                                   New York, NY  10006
                                   Attention:  Victor J. DiGioia, Esq.
                                   Telephone:  (212) 599-3322
                                   Facsimile:  (212) 557-0295

Section 10.05. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 10.06. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 10.07. Enforcement of Agreement. The parties hereto agree that money damages or other remedies at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

Section 10.08. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except for the provisions of Section 9.02 hereof, is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 10.09. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

Section 10.10. Fees and Expenses. The parties hereto agree that each of the Company and Parent shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

Section 10.11. Amendment or Supplement. At any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and prior to the Effective Time, this Agreement may be amended or supplemented by a writing signed by each of the parties hereto with respect to any of the terms contained in this Agreement, except that following approval by the stockholders of the Company there shall be no amendment or change to the provisions hereof which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval or any amendment or change not permitted under applicable law.

Section 10.12. Extension of Time, Waiver, Etc. At any time prior to the Effective Time, the parties hereto may:

(a) extend the time for the performance of any of the obligations or acts of the other parties;

(b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto; or

(c) waive compliance with any of the agreements or conditions of the other parties contained herein.

         Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI

                                   DEFINITIONS

Section 11.01. Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Agreement" shall mean this Agreement and Plan of Merger, as the same may be amended, restated, supplemented or modified from time to time in accordance with the terms hereof.

         "Benefit Contracts" shall have the meaning set forth in Section 5.05.

         "Certificate of Merger" shall mean the certificate of merger referred to in Section 1.03.

         "Certificates" shall mean the certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock.

         "Change of Control Rights" shall have the meaning set forth in Section 5.05.

         "Closing" shall mean the closing of the Merger.

         "Closing Date" shall mean the date referred to in Section 1.02.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "Common Stock" shall mean the Company's Common Stock, no par value per share.

         "Company" shall mean First Montauk Financial Corp, a New Jersey corporation.

         "Company Breakup Fee" shall have the meaning set forth in Section 8.03.

         "Company Material Contracts" shall mean any contract or other arrangement, whether written or oral, to which the Company or any of the Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect on the Company.

         "Company Meeting" shall have the meaning set forth in Section 6.05(a).

         "Company Plans" shall have the meaning set forth in Section 3.09.

         "Company Representatives" shall have the meaning set forth in Section 5.04(a).

          "Company Stock" shall mean the Common Stock, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock.

         "Confidentiality Agreement" shall mean that certain letter agreement, dated February 21, 2006, between an affiliate of the Parent and Merger Sub and the Company.

         "Consents" shall have the meaning set forth in Section 7.01(f).

         "Costs" shall have the meaning set forth in Section 9.02(a).

         "Disclosure Schedule" shall mean the disclosures of the Company set forth in Annex I, as may be updated pursuant to Section 6.08.

         "Dissenting Share" shall have the meaning set forth in Section 2.01(d).

         "Effective Time" shall mean the time of filing the Certificate of Merger.

         "Environmental Claims" shall have the meaning set forth in Section
3.08.

         "Environmental Laws" shall have the meaning set forth in Section 3.08.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Escrow Agent" shall have the meaning set forth in Section 2.03(a).

         "Escrow Agreement" shall have the meaning set forth in Section 2.03(a).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Excluded Shares" shall have the meaning set forth in Section 2.01(a).

         "GAAP" shall have the meaning as set forth in Section 11.02.

         "Governmental Authorities" shall mean any department, division, branch, office or official of a duly elected or appointed governmental office of any country, state, province, county, parish or municipality.

         "Governmental License" shall mean any license, permit and other governmental authorization.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended.

         "Income Tax" shall mean any federal, state, local or foreign income tax, including any interest, penalty or addition thereto, whether disputed or not.

         "Income Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Income Taxes, including any schedule or attachment thereto and including any amendment thereof.

         "Indemnified Parties" shall have the meaning set forth in Section 9.02(a).

         "Injunction" shall have the meaning set forth in Section 7.01(e).

         "Intellectual Property" shall mean patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

         "Knowledge" shall mean with respect to any party, the actual knowledge of any executive officer, director, general partner or managing member of such party or any executive officer, director, general partner or managing member of an affiliate of such party.

         "Lease" shall mean any ownership interest in real or personal property other than fee ownership.

          "Material" shall mean an adverse effect of at least $500,000 individually or in the aggregate.

         "Material Adverse Effect" shall mean, with respect to a party, such state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect of at least $500,000, individually or in the aggregate, on (i) the business, results of operations or financial condition of such party, or (ii) the validity or enforceability of this Agreement or the ability of such party to perform its obligations hereunder in a timely fashion.

         "Merger" shall mean the business combination contemplated in this Agreement between Merger Sub and the Company.

         "Merger Consideration" shall mean the amount referred to in Section 2.01(b).

         "Merger Consideration Deposit" shall mean the amount referred to in
Section 2.03(a).

         "Merger Sub" shall mean FMFG AcquisitionCo, Inc., a New Jersey corporation.

         "Multiemployer Plan" shall have the meaning as set forth in Section 3.09(b)(v).

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "NASD 1017 Application" shall have the meaning set forth in Section 6.05(b).

         "NJCA" shall mean the New Jersey Corporations Act.

         "Option" shall mean any option or similar right entitling the holder thereof to acquire shares of Company Stock.

         "Option Amount" shall mean an amount equal to the applicable Merger Consideration less the exercise price of an option.

          "Option Plans" shall have the meaning set forth in Section 2.02.

          "Other Filings" shall have the meaning set forth in Section 6.05(b).

         "Parent" shall mean FMFG Ownership, Inc., a Delaware corporation.

         "Parent Breakup Fee" shall have the meaning set forth in Section 8.02.

         "Parent Topping Fee" shall have the meaning set forth in Section 8.02.

         "Paying Agent" shall have the meaning set forth in Section 2.03(b)(i).

         "Payment Fund" shall have the meaning set forth in Section 2.03(b).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Permits" shall have the meaning set forth in Section 3.13(b).

         "Person" shall mean an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated association, or other entity, or a government or any political subdivision or agency thereof.

         "Preferred Stock" shall mean the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock.

         "Proxy Statement" shall have the meaning set forth in Section 6.05(a).

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC Reports" shall have the meaning set forth in Section 3.04(c).

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Series A Convertible Preferred Stock" shall mean the Series A Convertible Preferred Stock, $.10 par value per share.

         "Series B Convertible Preferred Stock" shall mean the Series B Convertible Preferred Stock, $.10 par value per share.

         "Stock" means all shares of capital stock of a company, whether voting or nonvoting, and including, without limitation, common stock and preferred stock.

         "Stockholder Approval" shall mean the approval of the Company's stockholders holding at least a majority of the Common Stock and the Series B Preferred Stock voting together and a majority of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, each voting separately as a single class.

         "Subsidiary" means, as to any person, any corporation, partnership or joint venture, whether now existing or hereafter organized or acquired: (a) in the case of a corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (other than stock having such voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person and/or one or more of its Subsidiaries or (b) in the case of a partnership or joint venture, in which such Person or a Subsidiary of such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries.

         "Superior Proposal" shall have the meaning set forth in Section
5.04(a).

         "Surviving Corporation" shall mean First Montauk Finance Corp., a New Jersey corporation, as the surviving corporation of the Merger.

         "Takeover Proposal" shall have the meaning set forth in Section
5.04(a).

         "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum or estimated tax, or any other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

         "Termination Date" shall have the meaning set forth in Section 5.01.

         "Treasury Regulations" shall mean the administrative rules and regulations promulgated under the Internal Revenue Code of 1986, as amended.

         "2005 Financial Statements" shall mean the audited consolidated financial statements of the Company and its Subsidiaries as of, and for the year ended December 31, 2005.

         "Vested Option" shall have the meaning set forth in Section 2.02(b).

         "Warrant" shall have the meaning set forth in Section 2.02.



Section 11.02. Generally Accepted Accounting Principles. All references in this Agreement to generally accepted accounting principles ("GAAP") in the United States consistently applied shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination. If after the date hereof the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, the Company and the Purchasers agree to enter into good faith negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Company's consolidated financial condition shall be the same after such changes as if such changes had not been made.

Section 11.03. Construction. All capitalized words or terms herein have the meaning ascribed to them as immediately thereafter. The captions or headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement. All references in this Agreement to particular Articles or Sections are references to the Articles or Sections of this Agreement, unless some other references are clearly indicated. All accounting terms not specifically defined in this Agreement shall be construed in accordance with the generally accepted accounting principles as in effect on the date hereof. In this Agreement, unless the context otherwise requires, (a) words describing the singular number shall include the plural and vice versa, (b) words denoting any gender shall include all genders and (c) the word "including" shall mean "including, without limitation." This Agreement and the other instruments and documents to be delivered pursuant hereto shall not be construed more favorably against one party than the other based on who drafted the same, it being acknowledged that all parties hereto contributed meaningfully to the drafting of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                 FIRST MONTAUK FINANCIAL CORP., as
                                 the Company



                                 By  /s/ Victor K. Kurylak
                                     ------------------------------------------
                                 Name:  Victor K. Kurylak
                                 Title: President and Chief Executive Officer


                                 FMFG OWNERSHIP, INC., as Parent


                                 By /s/ Edward H. Okun
                                 ----------------------------------------------
                                 Name:  Edward H. Okun
                                 Title: President and Chief Executive Officer


                                 FMFG ACQUISITIONCO, INC., as the  Merger Sub


                                 By /s/ Edward H. Okun
                                 ----------------------------------------------
                                 Name:  Edward H. Okun
                                 Title: President and Chief Executive Officer